EXHIBIT 1
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                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need to be filed with respect to the ownership by each of the undersigned of shares of Common Stock of SimPlayer.com Ltd.

Dated:  April 10, 2000


/s/ Yoel Givol
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Yoel Givol


/s/ Sharona Givol
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Sharona Givol


/s/ Yotam Givol
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Yotam Givol


/s/ Gal Givol
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Gal Givol


/s/ Givol and Associates L.P.
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Givol and Associates L.P.


By: /s/ Yoel Givol
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Its: General Partner
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